Exhibit 10.13

THIRD AMENDMENT TO TECHNOLOGY TRANSFER

AND LICENSE AGREEMENT

THIS THIRD AMENDMENT TO TECHNOLOGY TRANSFER AND LICENSE AGREEMENT (the “Amendment”) effective as of October 27, 2003 (“Amendment Effective Date”), by and between Case Western Reserve University, an Ohio nonprofit corporation having a place of business at 10900 Euclid Avenue, Cleveland, OH 44106 (“CWRU”) and Osiris Therapeutics, Inc., a Delaware corporation with an address at 2001 Aliceanna Street, Baltimore, Maryland 21231-3043 (“OSIRIS”), in exchange for their mutual covenants herein set forth, hereby agree as follows:

WHEREAS, the Parties entered into a Technology Transfer and License Agreement effective as of January 1, 1993 (the Effective Date), which was amended on October 18, 1999 and October 27, 2003 (the “Agreement”).

WHEREAS, the Parties desire to further modify, clarify, and amend certain provisions of the Agreement;

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, and intending to be legally bound hereby, the Parties hereby agree as follows:

1. DEFINITIONS.

1.1 For purposes of this Amendment and the Agreement, Capitalized terms shall have the meanings specified in Article X of the Agreement unless modified herein.

1.2 The definition of “Technology” set forth in Paragraph 10.1 of the Agreement, is amended by deleting the phrase in the last two lines “during the term of this Agreement while performing research at CWRU” and replacing it with “prior to April 1, 2002 while performing research at CWRU”. Technology shall not include ‘Excluded Patent Rights’ as defined below.”

1.3 The definition of “Material” set forth in Paragraph 10.6 of the Agreement, is amended by deleting the phrase “during the term of this Agreement” and replacing it with “prior to April 1, 2002.”

1.4 The definition of “Existing Patent Rights” set forth in Paragraph 10.8 of the Agreement is deleted in its entirety and replaced as follows:

10.8. “Existing Patent Rights” shall mean only (i) the patents identified in Attachment A hereto (the “Existing Patents”); (ii) any division, continuation, or continuation-in-part of an Existing Patent; and (iii) any application filed or patent issued in a foreign country equivalent to any of the foregoing (including any reissue, reexamination, or extension of such foreign patent(s)).

1.5 The definition of “Developed Patent Rights” set forth in Paragraph 10.9 of the Agreement is deleted in its entirety and replaced as follows:

10.9 “Developed Patent Rights” shall mean only (i) the patents and patent applications (including any patents maturing or claiming priority from such applications) identified in Attachment B hereto (the “Developed Patents”); (ii) any division, continuation, continuation-in-part, reissue, reexamination or extension thereof; or (iii) any application filed or patent issued in a foreign country equivalent to any of the foregoing (including any division, continuation, continuation-in-part, reissue, reexamination, or extension of such foreign patent(s)) Developed Patent Rights shall not include “Excluded Patent Rights” as defined below.

1.6	1.6. The Agreement is amended by the addition of a new Paragraph 10.10 as follows:

10.10 “Excluded Patents Rights” shall mean only (i) the patents and patent applications (including any patents maturing or claiming priority from such applications) identified in Attachment C hereto (the “Excluded Patents”); (ii) any division, continuation, continuation-in-part, reissue, reexamination, or extension thereof; or (iii) any application filed or patent issued in a foreign country equivalent to any of the foregoing (including any division, continuation, continuation-in-part, reissue, reexamination or extension of such foreign patent(s)).

2. LICENSE TERMS

2.1 Paragraph 1.3 of the Agreement (“Retained Rights”) is amended by the addition of the following: “The parties understand and agree that research (unless funded by a commercial entity in return for a license to, or ownership interest in, the results of such research) shall not be considered a commercial purpose.”

2.2 Paragraph 1.4 of the Agreement (“Sublicenses”) is amended by the addition of the following new subparagraph 1.4.1, as follows:

1.4.1. In the event CWRU notifies OSIRIS in writing that a third party desires to obtain a sublicense under the licenses granted to OSIRIS under this Agreement and further provided that (i) the sublicense is in a field of use that is not being developed by OSIRIS under this Agreement and a Product in the field of use in which a sublicense is requested would not have an adverse effect on a product being developed and/or sold by OSIRIS or by a sublicensee of OSIRIS and (ii) within sixty (60) days of such notice OSIRIS does not provide CWRU with a development plan for developing a Product in such requested field of use or thereafter in good faith does not initiate and continue development of that Product in such requested field of use and (iii) OSIRIS has the right to grant sublicenses in such requested field of use and (iv) such third party has the ability to develop a Product in such requested field of use, then OSIRIS agrees to negotiate in good faith such sublicense in such requested field of use and to also negotiate in good faith a license with respect to patents and know-how owned by OSIRIS in such requested field of use to the extent that such a license from OSIRIS is reasonably required to exercise the rights granted under such sublicense. It is expressly understood that OSIRIS is not obligated by the Agreement to grant any sublicense with respect to a product(s) where the development and/or commercialization of such product(s) by a third party would have a potential adverse effect on a product that is being researched and/or developed and/or commercialized by OSIRIS or a licensee or sublicensee of OSIRIS. It is expressly understood that no person or entity other than CWRU is intended to be a third party beneficiary or may assert third party beneficiary rights under this Section 1.4.1.

3. PATENT RIGHTS

3.1 Paragraph 3.3 of the Agreement is deleted and replaced as follows:

3.3 Assignment of Patent Rights.

(a) As requested by OSIRIS, CWRU shall sign and shall cause the applicable inventors to sign any and all documents and papers reasonably requested by OSIRIS to evidence and/or perfect the assignment to OSIRIS of Existing Patent Rights, including, but not limited to, those to be filed in patent offices in which Existing Patents are pending and/or from which Existing Patents have been granted. To the extent that Developed Patent Rights have been assigned by CWRU to OSIRIS (although not required by the Agreement), OSIRIS shall reassign such Developed Patent Rights to CWRU within 30 days of the Amendment Effective Date.

(b) CWRU shall own any Patent Application that is directed to an invention made by an employee(s) of CWRU during the week in which the invention was conceived other than claims relating to an Existing Patent Right. OSIRIS shall own any Patent Application that does not include Excluded Patent Rights, directed to an invention made by an employee of OSIRIS who was not also an employee of CWRU during the week in which the invention was conceived. Inventions made by an employee of OSIRIS, who was not also an employee of CWRU during the week in which the invention was conceived, and an employee of CWRU shall be owned jointly by OSIRIS and CWRU.

4. Royalties, Consideration and Payments

4.1 Paragraph 6.9 of the Agreement is deleted and replaced as follows:

6.9 Minimum Performance. Upon execution of this Amendment, OSIRIS shall pay and CWRU shall accept one hundred thousand dollars ($100,000) as royalty payments for the calendar years 2001 and 2002. For each subsequent calendar year during the term of this Agreement, if payments due to CWRU under Article VI are less than fifty thousand dollars ($50,000), OSIRIS shall pay CWRU the difference between the amount due and fifty thousand dollars ($50,000) on, or before, the due date for payments under Article VI (i.e. March 31 following the year payment obligations accrue). In the event OSIRIS defaults on its payment obligation, and fails to cure such default within 30 (thirty) days after receiving a notice of default and demand for payment from CWRU, any and all rights of OSIRIS to Developed Patent Rights under this License Agreement shall be terminated.

5. Miscellaneous

5.1 The Agreement is amended by the addition of the following new Paragraph 9.15 as follows:

9.15 reporting. In order to assist CWRU in its annual Bayh-Dole Invention Utilization Reporting to the NIH, OSIRIS shall submit to CWRU a written report containing the following information relating to Product(s) or Process(es) developed under the Agreement:

Name of Product

Latest stage of development of Product (Basic R&D; Pre-clinical;

Prototype; FDA(NDA/PLA); Clinical Market)

Calendar year of first commercial sale of Product

Number of sublicensees for Product.

Said report shall be due annually on March 31 of each year during the term of the Agreement.

5.2 The Agreement is amended by the addition of the following new Paragraph 9.16, as follows:

9.16 No Waiver of Rights. By entering this Amendment, CWRU does not waive any right or obligation under any federal or state statute or regulation, including but not limited to those relating to commercialization and/or utilization of federally funded inventions, and no inference of any such waiver shall be drawn from this Amendment.

5.3 IN WITNESS WHEREOF, the parties have executed this Amendment or caused this Amendment to be executed on the date first above written. This Amendment is executed by the parties with the intent to be legally bound hereby.

CASE WESTERN RESERVE UNIVERSITY

By
Title

OSIRIS THERAPEUTICS, INC.

By
Title

Attachment A — Existing Patent Rights

1.	Method for Enhancing the Implantation and Differentiation of Marrow-Derived Mesenchymal Cells (U.S. Patent No. 5,197,985).

2.	Method for Treating Connective Tissue Disorders (U.S. Patent No. 5,226,914).

3.	Human Mesenchymal Stem Cells (U.S. Patent No. 5,486,359).

4.	Enhancing Bone Marrow Engraftment Using MSCS (U.S. Patent No. 5,733,542).

5.	Connective Tissue Regeneration Using Human Mesenchymal Stem Cell Preparations (U.S. Patent No. 5,811,094).

6.	Monoclonal Antibodies for Human Mesenchymal Stem Cells (U.S. Patent No. 5,837,539).

7.	Enhancing Hematopoietic Progenitor Cell Engraftment Using Mesenchymal Stem Cells (U.S. Patent No. 6,010,696).

8.	Monoclonal Antibodies for Human Mesenchymal Stem Cells (U.S. Patent No. 6,087,113).

9.	In any country of the world, any issued patent or pending patent application that claims the benefit of the following U.S. Patent Application Numbers: 07/615,430, 07/716,917, 07/614,915, and 07/614,912.

10.	Any reissue, reexamination or extension of any patent application or patent of items 1-9 above.

Attachment B — Developed Patent Rights

1.	Transduced Mesenchymal Stem Cells (U.S. Patent Number 5,591,625).

2.	Monoclonal Antibodies for Human Osteogenic Cell Surface Antigens (U.S. Patent Number 5,643,736).

3.	Lineage-Directed Induction of Human Mesenchymal Stem Cell Differentiation (U.S. Patent Number 5,736,396).

4.	Biomatrix for Soft Tissue Regeneration (U.S. Patent Number 5,855,619).

5.	In Vitro Chondrogenic Induction of Human Mesenchymal Stem Cells (U.S. Patent Number 5,908,784).

6.	Lineage-Directed Induction of Human Mesenchymal Stem Cell Differentiation (U.S. Patent Number 5,942,225).

7.	Biomatrix for Soft Tissue Regeneration Using Mesenchymal Stem Cells (U.S. Patent Number 6,174,333).

8.	Biological Material for the Repair of Connective Tissue Defects Comprising Mesenchymal Stem Cells and Hyaluronic Acid Derivative (U.S. Patent Number 6,482,231).

9.	Hematopoietic Progenitor Cell Gene Transduction (U.S. Patent Application Number 09/321,655).

10.	Myogenic Differentiation of Human Mesenchymal Stem Cells (PCT Application Number US96/08722).

11.	Osteoarthritis Cartilage Regeneration Using Human Mesenchymal Stem Cells (US Patent Application Number 09/078,531).

12.	Bone Regeneration in Osteoporosis Using Human Bone Marrow Mesenchymal Cells (PCT Application Number US98/01112).

13.	Any patent applications that have matured into one of the Developed Patents specified above or as to which priority for such Developed Patents is claimed.

14.	Any patent application(s) filed only by CWRU, with Arnold Caplan or Stephen Haynesworth as one of the inventors, that were filed prior to April 1, 2002 to the extent that it claims Technology that is not either (a) set forth in items 1-13 above, (b) within Existing Patent Rights under Attachment A, or (c) within Excluded Patent Rights under Attachment C.

Attachment C — Excluded Patent Rights

1.	Multilayer Skin Or Dermal Equivalent Having A Layer Containing Mesenchymal Stem Cells (U.S. Patent No. 6,497,875).

2.	Any and all patents that mature or claim priority from future patent applications filed by CWRU that relate specifically to the use of Mesenchymal Stem Cells for skin repair, regeneration or treatment which may include but should not be limited to the use of Mesenchymal Stem Cells in a skin or dermal equivalent.

3.	Any and all patents that relate to cell targeting and/or applications thereof that mature or claim priority from pending U.S. Patent Application Numbers 60/389,079 and/or 60/457,151, or future patent applications filed by CWRU.

4.	Any patent applications that have matured into an Excluded Patent specified above or as to which priority for such Excluded Patent is claimed.